UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2024

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2024, BK Technologies, Inc. (the “Borrower”), a wholly owned subsidiary of BK Technologies Corporation (the “Company”), entered into a Credit Agreement by and between the Borrower, as borrower, and Fifth Third Bank, National Association (the “Lender”), as the lender (the “Fifth Third Credit Agreement”). The Fifth Third Credit Agreement provides for a one-year revolving line of credit with a maximum commitment of $6 million, with an accordion feature, if certain conditions are met, for up to an additional $4 million of borrowing capacity, totaling a maximum commitment of $10 million.  Borrower’s repayment obligations are evidenced by a Revolving Credit Promissory Note issued by the Borrower in favor of the Lender (the “Promissory Note”).

The Borrower’s repayment obligations under the Fifth Third Credit Agreement are guaranteed by the Company and RELM Communications, Inc. (“-RELM” and the Borrower collectively with the Company and RELM, the “Loan Parties”), pursuant to a Continuing Guaranty Agreement by and among the Company, RELM and the Lender (the “Guarantee”), and secured by a pledge of essentially all of the assets of the Loan Parties pursuant to a Security Agreement by and among the Borrower, the Company and RELM in favor of the Lender (the “Security Agreement” and collectively with the Fifth Third Credit Agreement, the Promissory Note, and the Guarantee, the “Loan Documents”).

Each advance under the Fifth Third Credit Agreement shall accrue interest on the outstanding principal amount thereof at a rate of the Secured Overnight Financing Rate (“SOFR”) plus 2.5% per annum. Each advance may be prepaid at any time without penalty and the entire line of credit commitment may be permanently terminated by the Borrower at any time upon 10 days’ prior written notice to the Lender without penalty.

The Loan Parties are subject to customary negative covenants under the Loan Documents, including with respect to their ability to incur additional indebtedness, encumber and dispose of their assets and enter into affiliate transactions. The Borrower must also comply with: (i) a maximum total funded debt ratio of 2.00 to 1.00; and (ii) a minimum fixed charge coverage ratio of 1.20 to 1.00, each measured at the end of every fiscal quarter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure made under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 hereof and is incorporated herein by reference. Copies of the Fifth Third Credit Agreement, Promissory Note, Guarantee, and Security Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated October 30, 2024, by and between BK Technologies, Inc. and Fifth Third Bank, National Association

10.2	Revolving Credit Promissory Note, dated October 30, 2024, issued by BK Technologies, Inc. in favor of Fifth Third Bank, National Association

10.3	Continuing Guaranty Agreement, dated October 30, 2024, by BK Technologies Corporation and RELM Communications, Inc. in favor of Fifth Third Bank, National Association

10.4	Security Agreement, dated October 30, 2024, by and among BK Technologies, Inc., BK Technologies Corporation, RELM Communications, Inc. and Fifth Third Bank, National Association

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: November 4, 2024	By:	/s/ Scott A. Malmanger
Scott A. Malmanger
Chief Financial Officer

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